UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2007
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

1 Wetmore Road, Suite 203
Tucson, Arizona
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
1.01	Entry Into a Material Definitive Agreement
3.02	Unregistered Sales of Equity Securities
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01           Entry Into a Material Definitive Agreement

In connection with an offering (the “Offering”) of special warrants (the “Special Warrants”) described in more detail under Item 3.02 below, Nord Resources Corporation (“Nord”) has entered into the following material definitive agreements:

(a)

an agency agreement (the “Agency Agreement”) with two Canadian securities brokerage firms* (the “Agents”) providing for, among other things, the Offering of the Special Warrants, the payment to the Agents of a cash commission equal to 6% of the gross proceeds realized from the sale of Special Warrants and the issuance to the Agents of such number of non-transferable options (each an “Agent’s Compensation Option”) as shall be equal to 6% of the number of Special Warrants placed by the Agents, with each Agent’s Compensation Option entitling the holder thereof to acquire one share of common stock of Nord at any time within 24 months at an exercise price of US$0.75;

(b)

a special warrant indenture with Computershare Trust Company of Canada (“Computershare”) as the Special Warrant trustee which provides for the creation and issue of, and form of certificate for, the Special Warrants,

(c)

a warrant indenture with Computershare as the warrant agent which provides for the creation and issue of, and form of certificate for, common stock purchase warrants (the “Warrants”) issuable upon conversion of the Special Warrants in accordance with their terms;

(d)

a registration rights agreement with each of the Agents which obligates Nord to prepare and file with the Securities and Exchange Commission one or more registration statements under the Securities Act of 1933, as amended (the “1933 Act”), to register the resale of the shares of common stock (the “Shares”) issuable upon conversion of the Special Warrants in accordance with their terms, the common shares (the “Warrant Shares”) issuable upon exercise of the Warrants, and the common shares issuable upon exercise of the Agent’s Compensation Options; and

(e)	a subscription agreement with each subscriber which provides for the purchase of Special Warrants by the subscriber.

Note

*           The names of the Agents have been redacted to comply with Rule 135c under the 1933 Act.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02           Unregistered Sales of Equity Securities

Nord completed the Offering of 30,666,700 Special Warrants on June 5, 2007. The Special Warrants were offered and sold at a price of U.S.$0.75 per Special Warrant, for aggregate gross proceeds of approximately U.S.$23 million. The Offering was effected on a private placement basis using a Canadian broker as lead agent on a best efforts basis, subject to a minimum subscription level of U.S.$20 million. Each Special Warrant is convertible into one Share and one-half of one Warrant for no additional consideration. Each Warrant, when issued, will entitle the holder to purchase one Warrant Share for a period of five years following the date of closing of the private placement at a price of U.S.$1.10 per Warrant Share.

3.

Under the terms of the Offering, Nord is required to (i) file and obtain a receipt for a Canadian non-offering prospectus to qualify the issuance of the Shares, the Warrants and the Warrant Shares in Canada, and (ii) file a registration statement under the1933 Act in order to register the resale of the Shares and the Warrant Shares in the United States. The conversion of the Special Warrants into Shares and Warrants is anticipated to take place upon a final receipt being issued for a Canadian prospectus. If Nord fails to obtain a receipt for a final Canadian prospectus and effectiveness of the U.S. registration statement within 180 days following the closing date of the Offering, Nord will be liable for a liquidity incentive payment to the investors equal to 1% per month (pro-rated), subject to a maximum liquidity incentive payment equal to an aggregate of 12% of the gross proceeds of the Offering.

The net proceeds of the Offering will be applied to the re-activation of the Company’s Johnson Camp Mine, payment of certain outstanding debt (including related party debt of approximately U.S.$2,950,000), general corporate purposes and the satisfaction of the condition precedent to Nord’s previously announced proposed U.S.$25 million credit facility with Nedbank Limited.

Neither the Special Warrants, the Shares, the Warrants nor the Warrant Shares have been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the 1933 Act. A total of 3,948,800 Special Warrants were sold to institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) of Regulation D under the 1933 Act), pursuant to Rule 506 of Regulation D and/or Section 4(2) of the 1933 Act. The balance of 26,717,900 Special Warrants were sold in “offshore transactions” to persons who are not “U.S. persons” (each as defined in Rule 902 of Regulation S under the 1933 Act), pursuant to Rule 903 of Regulation S under the 1933 Act, and in accordance with applicable local securities laws.

SECTION 8 – OTHER EVENTS

Item 8.01           Other Events

On June 6, 2007, Nord issued a news release announcing the completion of the Offering.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01           Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release dated June 6, 2007**

** Filed herewith.

4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: June 6, 2007		/s/ John Perry
John Perry
Chief Executive Officer

5.